Exhibit 10.17


								      Nortel
					 Telephone: (408) 565-3635 (ESN 655)
							   Fax: 408 565-3325

29 January, 1997

Shiva Corporation
28 Crosby Drive
Bedford, Mass  01730
Attn.:  Cynthia Deysher

RE:  Memorandum of Understanding dated December 23, 1996

Northern Telecom Inc. and Shiva Corporation agree that the Memorandum of Understanding made as of December 23, 1996, between Northern Telecom Inc. and Shiva Corporation is amended by changing the date "January 31, 1997" in (i) line 3 of the last paragraph of the second page and (ii) Section 9.2 line 1 of the second paragraph to read "February 28, 1997."

If you agree with the foregoing please sign and return the enclosed duplicate of this letter on or before January 31, 1997.


Regards,


/s/ Ken Heffner
Ken Heffner
Vice President, Multimedia Solutions
Northern Telecom Inc.
2221 Lakeside Blvd.
Richardson, Texas  75082



To:  Northern Telecom Inc.

We agree.

Shiva Corporation


/s/ Frank Ingari
_______________________________
Signature